Getaround Announces Leadership Transition in Continued Drive for Global Growth and Profitability

Eduardo Iniguez, former Silvus Technologies’ CFO, appointed CEO

Jason Mudrick, Mudrick Capital’s Founder and CIO, appointed Chair of the Board

SAN FRANCISCO, Calif., Feb. 28, 2024--(BUSINESS WIRE) – Getaround (NYSE: GETR) (“Getaround'' or the “Company”), the world’s first connected carsharing marketplace, today announced that its Board of Directors has appointed former Silvus Technologies CFO and former Getaround SVP of Finance, Risk & Strategy Eduardo Iniguez as CEO, effective immediately. Iniguez also joined the Getaround Board of Directors. In connection with this change, Jason Mudrick, Founder and Chief Investment Officer of Mudrick Capital, which led Getaround’s January 2024 financing, was appointed Chairperson of the Board. Getaround’s outgoing CEO, Sam Zaid, will continue to serve as a member of the board of directors.

Iniguez joins Getaround at a pivotal time, as the Company focuses on right-sizing the business and streamlining operations in a push to create greater value for its shareholders, employees, and customers. Iniguez is an accomplished executive in the technology and aerospace sectors and brings more than fifteen years of experience in strategic finance and corporate leadership to fund and scale emerging companies.

Prior to his role as CFO at Silvus Technologies, Iniguez served as SVP of Finance, Risk & Strategy for Getaround. Prior to Getaround, Iniguez was CEO and CFO of HyreCar, Inc. and successfully managed the sale of its assets to Getaround in May 2023. Previous to that, he was the VP of Corporate Finance & Accounting for AllClear, a private-equity backed aerospace company where he was responsible for 11 business unit P&Ls globally.

“I am thrilled to return to Getaround to help accelerate the Company’s growth and path to profitability while reaching its incredible potential,” said Iniguez. “I am committed to our car owners and renters to be the carsharing platform of choice while we pave the way for long-term, sustainable growth. I look forward to rolling up my sleeves with the team to focus on execution and delivering results.”

“We are pleased to welcome Eduardo back to lead Getaround into its next phase of growth,” said Mudrick. “His track record of transformational leadership and passion for the carsharing space make him uniquely situated to take the helm as the Company focuses on revenue growth and a path to profitability. I also want to thank Sam Zaid for his leadership and commitment to Getaround’s mission and people since the Company’s inception.”

Founder, board member, and outgoing CEO, Sam Zaid, expressed his excitement about the transition, stating, "As I step back from my day-to-day involvement, I am confident Eduardo will steer Getaround towards profitability and unlock continued success as an innovative, category-defining company in digital carsharing."

About Getaround

Offering a 100% digital experience, Getaround (NYSE: GETR) makes sharing cars and trucks simple through its proprietary cloud and in-car Connect® technology. The company empowers consumers to shift away from car ownership through instant and convenient access to desirable, affordable, and safe cars from entrepreneurial hosts. Getaround’s on-demand technology enables a contactless experience —

no waiting in line at a car rental facility, manually completing paperwork or meeting anyone to collect or drop off car keys. Getaround’s mission is to utilize its peer-to-peer marketplace to help solve some of the most pressing challenges facing the world today, including environmental sustainability and access to economic opportunity. Launched in 2011, Getaround is available today in more than 1,000 cities across the United States and Europe. For more information, please visit https://www.getaround.com/.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally relate to future events, such as statements by Getaround’s chief executive officer and Jason Mudrick, statements regarding the Company’s expected performance, its “path to profitability”, and “sustainable growth”. In some cases, you can identify forward-looking statements by terminology such as “intends,” “plans,” and “will,” or the negative of these terms or variations of them or similar terminology. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, including the Company’s ability to continue to comply with applicable listing standards of the NYSE; and the other factors under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on November 16, 2023, and in other filings that the Company has made and may make with the SEC in the future. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our business or operations. Such statements are not intended to be a guarantee of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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